Exhibit 8.1

Subsidiaries	Date of Incorporation/Acquisition	Place of Incorporation	Percentage of Ownership

JinkoSolar Investment Limited	November 10, 2006	Hong Kong	100%

Jinko Solar Co., Ltd.	December 13, 2006	PRC	58.6%

Zhejiang Jinko Solar Co., Ltd.	June 30, 2009	PRC	58.6%

Jinko Solar Import and Export Co., Ltd.	December 24, 2009	PRC	58.6%

JinkoSolar GmbH	April 1, 2010	Germany	58.6%

Zhejiang Jinko Trading Co., Ltd.	June 13, 2010	PRC	58.6%

Xinjiang Jinko Solar Co., Ltd.	May 30, 2016	PRC	58.6%

Yuhuan Jinko Solar Co., Ltd.	July 29, 2016	PRC	58.6%

JinkoSolar (U.S.) Inc.	August 19, 2010	United States	58.6%

Jiangxi Photovoltaic Materials Co., Ltd.	December 10, 2010	PRC	58.6%

JinkoSolar (Switzerland) AG	May 3, 2011	Switzerland	58.6%

JinkoSolar (US) Holdings Inc.	June 7, 2011	United States	58.6%

Jinko Solar Canada Co., Ltd.	November 18, 2011	Canada	58.6%

Jinko Solar Australia Holdings Co. Pty Ltd.	December 7, 2011	Australia	58.6%

Jinko Solar Japan K.K.	May 21, 2012	Japan	58.6%

Jinko Solar Technology Sdn.Bhd.	January 21, 2015	Malaysia	58.6%

Jinko Solar (Shanghai) Management Co., Ltd.	July 25, 2012	PRC	58.6%

JinkoSolar Trading Private Limited	February 6, 2017	India	58.6%

JinkoSolar LATAM Holding Limited	August 22, 2017	Hong Kong	100%

JinkoSolar Middle East DMCC	November 6, 2016	Emirates	58.6%

JinkoSolar International Development Limited	August 28, 2015	Hong Kong	100%

Canton Best Limited	September 16, 2013	BVI	100%

Wide Wealth Group Holding Limited	June 11, 2012	Hong Kong	100%

JinkoSolar (U.S.) Industries Inc.	November 16, 2017	United States	58.6%

Poyang Ruilixin Information Technology Co., Ltd.	December 19, 2017	PRC	58.6%

JinkoSolar Technology (Haining) Co. Ltd.	December 15, 2017	PRC	32.9%

Jinko Solar Korea Co., Ltd.	December 3, 2018	South Korea	58.6%

JinkoSolar (Sichuan) Co., Ltd.	February 18, 2019	PRC	38.4%

JinkoSolar (Vietnam) Co., Ltd.	September 26, 2019	Vietnam	58.6%

Jinko PV Material Supply Sdn. Bhd.	September 23, 2019	Malaysia	58.6%

JinkoSolar (Chuzhou) Co., Ltd.	December 26, 2019	PRC	32.2%

JinkoSolar (Yiwu) Co., Ltd	September 19, 2019	PRC	32.2%

JinkoSolar (Shangrao) Co., Ltd.	April 17,2020	PRC	32.2%

Rui Xu Co., Ltd.	July 24, 2019	PRC	35.2%

Jinko Solar Denmark ApS	June 2, 2020	Denmark	58.6%

JinkoSolar Hong Kong Limited	August 17, 2020	Hong Kong	58.6%

JinkoSolar (Chuxiong) Co., Ltd.	September 25, 2020	PRC	58.6%

Jinko Solar (Malaysia) SDN BHD.	September 25, 2020	Malaysia	58.6%

Jinko Solar (Leshan) Co., Ltd.	April 25, 2021	PRC	58.6%

Jinko Solar (Vietmnam) Industries Company Limited	March 29, 2021	Vietnam	58.6%

Jinko Solar (Anhui) Co., Ltd.	September 3, 2021	PRC	58.6%

Jinko Solar (Yushan) Co., Ltd.	September 26, 2021	PRC	46.9%

Zhejiang New Materials Co., Ltd.	Mars 24, 2020	PRC	58.6%

Yiwu New Materials Co., Ltd.	October 16, 2020	PRC	58.6%

JinkoSolar Italy S.R.L.	July 8, 2011	Italy	58.6%

JinkoSolar (Qinghai) Co., Ltd.	April 3, 2019	PRC	32.2%